UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FLOWSERVE CORPORATION

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PRESS RELEASE

Flowserve to Hold Virtual 2020 Annual Meeting of Shareholders

IRVING, Texas—May 12, 2020—Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced that, in order to protect the health and safety of its shareholders, employees, directors and communities amidst the COVID-19 pandemic, Flowserve will hold its 2020 Annual Meeting of Shareholders in an online (virtual) format. The meeting will be held online only and will begin at 2:00 PM CDT on May 22, 2020, as previously scheduled. Shareholders can participate via live webcast, but may not physically attend the meeting this year.

As described in the proxy materials for Flowserve’s Annual Meeting, shareholders at the close of business on the record date (March 27, 2020) are entitled to participate in the Annual Meeting, including to vote their shares and ask questions. The meeting can be accessed via the internet at: www.virtualshareholdermeeting.com/FLS2020. The items of business are the same as set forth in the meeting notice previously provided to shareholders.

Whether or not shareholders plan to participate in the virtual-only Annual Meeting, Flowserve urges shareholders to submit their vote in advance of the meeting by one of the methods described in the previously distributed proxy materials. The proxy card, voting instruction form and Notice of Internet Availability of Proxy Materials that were previously distributed will not be updated to reflect the change in meeting format. Shareholders who have previously sent in proxies, or voted by telephone or by internet, do not need to take any further action.

Admission to the meeting. To be admitted to the virtual Annual Meeting with the ability to vote and ask questions, shareholders must enter their unique 16-digit voting control number, which may be found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, as applicable, provided with Flowserve’s previously distributed proxy materials. Shareholders who have lost their control number and hold Flowserve shares through a brokerage, bank or other institutional account with questions on how to obtain a control number to participate in the Annual Meeting should contact the financial institution where their shares are held. Online check-in will be available approximately 15 minutes before the meeting starts. All participants should reference the meeting rules of conduct, which will be posted on the virtual meeting site.

As with our past in-person annual meetings, we are making the virtual meeting available to the public to view live. Anyone wishing to do so may go to www.virtualshareholdermeeting.com/FLS2020 and enter as a guest.

Questions for the meeting. Shareholders as of the record date who attend and participate in the virtual Annual Meeting using their control number (as described above) will have an opportunity to submit questions during the meeting. Shareholders as of the record date may also submit questions in advance of the meeting, beginning on May 12 until 11:59 p.m., CDT, on Thursday, May 21, 2020, by following the instructions at www.proxyvote.com.

Flowserve Contacts

About Flowserve: Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 55 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Investor Contacts:

Jay Roueche, Vice President, Investor Relations & Treasurer, (972) 443-6560

Mike Mullin, Director, Investor Relations, (972) 443-6636

Media Contact:

Lars Rosene, Vice President, Corporate & Marketing Communications, (972) 443-6644